SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FNBH BANCORP, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

FNBH BANCORP, INC.

101 East Grand River, P.O. Box 800
Howell, Michigan 48844-0800
Phone (517) 546-3150
Fax (517) 546-6275

IMPORTANT MESSAGE TO SHAREHOLDERS
SPECIAL MEETING ADJOURNED UNTIL FEBRUARY 19, 2009

January 27, 2009

Dear Shareholder:

The Special Meeting of Shareholders of FNBH Bancorp, Inc. has been adjourned until 11:00 a.m. on February 19, 2009 to provide shareholders additional time to vote on the proposed amendment to the Articles of Incorporation to authorize issuance of up to 30,000 shares of preferred stock.

This is an adjournment of the meeting held on January 22, 2009. As of the date of that meeting, only 60% of the company’s outstanding shares were voted. We have heard from many shareholders, primarily those who hold their shares in street name, that they had not yet received their proxies as of the January meeting date. Therefore, the company has adjourned the meeting to give shareholders additional time to cast their votes. Of the shares that did vote at the January meeting, approximately 67% voted FOR the amendment.

As described in the proxy statement previously sent to you with respect to this Special Meeting, the Board of Directors recommends a vote FOR this proposal. The authorization of the preferred stock would permit the Board of Directors to issue such stock without further shareholder approvals or delay, thereby providing the Corporation with flexibility in structuring capital-raising transactions. The preferred stock would enable the Corporation to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.

IF YOU HAVE NOT VOTED, WE URGE YOU TO DO SO NOW. Regardless of the number of shares you own, it is important that your shares are represented at the reconvened meeting on February 19.

We have enclosed a duplicate proxy card and return envelope.

Thank you for your cooperation.

Sincerely,

/s/ Ronald Long

Ronald Long, President and CEO

FNBH BANCORP, INC.

101 East Grand River, P.O. Box 800
Howell, Michigan 48844-0800
Phone (517) 546-3150
Fax (517) 546-6275

IMPORTANT MESSAGE TO SHAREHOLDERS
SPECIAL MEETING ADJOURNED UNTIL FEBRUARY 19, 2009

January 27, 2009

Dear Shareholder:

The Special Meeting of Shareholders of FNBH Bancorp, Inc. has been adjourned until 11:00 a.m. on February 19, 2009 to provide shareholders additional time to vote on the proposed amendment to the Articles of Incorporation to authorize issuance of up to 30,000 shares of preferred stock.

This is an adjournment of the meeting held on January 22, 2009. As of the date of that meeting, only 60% of the company’s outstanding shares were voted. We have heard from many shareholders, primarily those who hold their shares in street name, that they had not yet received their proxies as of the January meeting date. Therefore, the company has adjourned the meeting to give shareholders additional time to cast their votes. Of the shares that did vote at the January meeting, approximately 67% voted FOR the amendment.

As described in the proxy statement previously sent to you with respect to this Special Meeting, the Board of Directors recommends a vote FOR this proposal. The authorization of the preferred stock would permit the Board of Directors to issue such stock without further shareholder approvals or delay, thereby providing the Corporation with flexibility in structuring capital-raising transactions. The preferred stock would enable the Corporation to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay associated with calling a special shareholders’ meeting to approve a contemplated stock issuance.

IF YOU HAVE NOT VOTED, WE URGE YOU TO DO SO NOW. Regardless of the number of shares you own, it is important that your shares are represented at the reconvened meeting on February 19.

We have enclosed a duplicate voting instruction form and return envelope. You may also follow the instructions on the voter instruction form and vote online or by telephone.

Thank you for your cooperation.

Sincerely,

/s/ Ronald Long

Ronald Long, President and CEO